Exhibit 99.1

NEWS RELEASE

Seitel Acquisition Corp.	Seitel, Inc.
c/o ValueAct Capital Master Fund, L.P.	10811 South Westview Circle Drive
435 Pacific Avenue, 4th Floor	Building C, Suite 100
San Francisco, CA 94133	Houston, Texas 77043

SEITEL ACQUISITION CORP. AND SEITEL, INC. ANNOUNCE RECEIPT OF

REQUISITE CONSENTS IN TENDER OFFER AND CONSENT SOLICITATION

For more information, contact: Allison Bennington (415) 362-3700 (Seitel Acquisition Corp.)

Robert Monson, President & CEO (713) 881-2816 or William Restrepo, CFO (713) 881-8900 (Seitel, Inc.).

Houston, Texas, January 30, 2007 — Seitel Acquisition Corp., a Delaware corporation (the “Purchaser”) and Seitel, Inc., a Delaware corporation (the “Company”) today announced the results to date of the cash tender offer (the “Tender Offer”) and consent solicitation made by the Purchaser for any and all of the outstanding $189,000,000 aggregate principal amount of 11.75% Senior Notes due 2011 (CUSIP No. 816074AE8) (ISIN No. US816074AE87) (the “Notes”), previously issued by the Company, to eliminate or make less restrictive substantially all of the restrictive covenants and certain events of default that are triggered or implicated by the Merger or the Merger Agreement (as such terms are defined below), and certain terms of the defeasance provisions under the Indenture (as defined in the Offer to Purchase) relating to the Notes (the “Proposed Amendments”), as further detailed in, and solicited by the Purchaser pursuant to, the Offer to Purchase and Consent Solicitation Statement dated January 17, 2007 (the “Offer to Purchase”) and the related Letter of Transmittal and Consent dated January 17, 2007 (the “Letter of Transmittal”).

As of 5:00 p.m., New York City time, today (the “Consent Time”), which was the deadline for holders who desired to receive the cash Consent Payment (as defined below) to tender their Notes and deliver their consents, the Company had received tenders and consents for $187,000,000 aggregate principal amount of the Notes, representing 98.94% of the outstanding Notes.

Accordingly, the requisite consents to adopt the Proposed Amendments to the Indenture pursuant to which the Notes were issued have been received. The Proposed Amendments will be effected by a supplemental indenture to the Indenture to be executed after 8:00 A.M., New York City time, on January 31, 2007 (or promptly thereafter).

Although the supplemental indenture will become effective and binding immediately upon its execution, the Proposed Amendments will not become operative unless and until the Purchaser accept Notes tendered for purchase and payment pursuant to the terms of the Offer to Purchase. Consummation of the Tender Offer and payment of the Tender Offer Consideration (as defined below) and the Consent Payment are subject to the satisfaction or waiver of various conditions as further detailed in the Offer to Purchase, including the consummation of the merger between the Purchaser and the Company (the “Merger”) and the transactions contemplated by the Merger Agreement between Seitel Holdings, LLC, a Delaware limited liability company (“Holdco”), the Purchaser and the Company dated as of October 31, 2006 (the “Merger Agreement”), which are subject to the satisfaction or waiver of all the conditions precedent thereto contained in the Merger Agreement.

The Tender Offer will expire at 12:00 midnight, New York City time on Tuesday, February 13, 2007 (the “Expiration Time”) unless extended. Payment for Notes validly tendered and accepted for payment and not validly withdrawn will be made in immediately available (same day) funds promptly following expiration of the Tender Offer, which is expected to be the next business day after the Expiration Time. No Consent Payments will be made in respect of Notes tendered after the Consent Time. Tendered Notes may not be withdrawn and consents may not be revoked after the Consent Time, except in very limited circumstances.

Holders who validly tendered their Notes and delivered their consents prior to the Consent Time will receive the total consideration (the “Total Consideration”), as described in the Offer to Purchase. The Total Consideration is the sum of the Tender Offer Consideration (as defined below) and a consent payment of $30 per $1,000 principal amount of Notes (the “Consent Payment”) in respect of Notes validly tendered and not withdrawn as to which consents to the Proposed Amendments are delivered prior to the Consent Time. Holders who validly tender their Notes after the Consent Time and prior to the Expiration Time will be eligible to receive an amount, paid in cash, equal to the Total Consideration less the Consent Payment (the “Tender Offer Consideration”), subject to the terms and conditions of the Offer. In each case, Holders whose Notes are accepted for payment in the Offer shall receive Accrued Interest (as such term is defined in the Offer to Purchase).

The Purchaser has engaged Morgan Stanley & Co., Incorporated, Deutsche Bank Securities Inc. and UBS Investment Bank as Dealer Managers and Solicitation Agents for the Tender Offer and consent solicitation. The Information Agent is D.F King & Co., Inc. and the Depository is LaSalle Bank National Association.

Questions regarding the Tender Offer and consent solicitation statement should be directed to Morgan Stanley at 800-624-1808 (U.S. toll-free) or 212-761-1941 (collect), attention: Francesco Cipollone, to Deutsche Bank Securities at (800) 553-2826 (U.S. toll-free) or (212) 250-7772 (collect), attention Patricia McGowen or to UBS Investment Bank at 888-722-9555 X4210 (U.S. toll-free) or 203-719-4210 (collect), attention: Liability Management Group. Requests for documents should be directed to D.F. King & Co., Inc., the Information Agent, at (800) 290-6427 (U.S. toll-free) or (212) 269-5550 (collect).

This press release does not constitute an offer to purchase or a solicitation of an offer to sell or purchase any Notes or other securities, or a solicitation of consents with respect to any Notes. The Tender Offer and consent solicitation is being made solely by the Offer to Purchase and the related Letter of Transmittal.

The Purchaser is a wholly-owned subsidiary of Holdco. Both Holdco and the Purchaser are newly formed investment entities controlled by ValueAct Capital Master Fund, L.P. (“ValueAct Capital”). The Purchaser was formed on October 27, 2006 solely for the purpose of completing the proposed Merger. The Purchaser has not engaged in any business except as contemplated in the Merger Agreement, including arranging for the financing of the proposed Merger.

The Company (and its subsidiaries) provides seismic data and related geophysical services to the oil and natural gas industry in North America. The products and services offered by the Company (and its subsidiaries) are used by oil and natural gas companies to assist in the exploration for the development and management of oil and natural gas reserves. The Company (and its subsidiaries) have ownership in an extensive library of proprietary onshore and offshore seismic data that the Company (and its subsidiaries) have accumulated since 1982, which is offered for license to a wide range of oil and natural gas companies. The Company’s customers utilize such data, in part, to assist in the identification of new geographical areas where subsurface conditions are favorable for oil and natural gas fields and to optimize the development and production of oil and natural gas reserves.

The Press Release contains “forward-looking statements” within the meaning of the federal securities laws, which involve risks and uncertainties. Forward-looking statements include all statements that do not relate solely to historical or current facts, and you can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” “projects,” or “anticipates” or similar expressions that concern the strategy, plans or intentions of the Company, the Purchaser or Holdco. All statements made relating to the closing of the Merger and the related transactions described in the Offer to Purchase are forward-looking statements. These forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, actual results may differ materially from those expected. While the Purchaser believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to provide any assurance as to whether the proposed Merger or the other transactions contemplated by the Merger Agreement, including the Tender Offer and other financings thereof, will be consummated on the terms the Purchaser, ValueAct Capital, Holdco and the Company currently contemplate, if at all, or to determine whether the Notes tendered in the Tender Offer and consent solicitation described above will be accepted for purchase. All subsequent written and oral forward-looking statements attributable to the Purchaser or the Company, or persons acting on the Purchaser’s or the Company’s behalf, are expressly qualified in their entirety by these cautionary statements. None of the Purchaser, Holdco, ValueAct Capital or the Company undertakes any obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, expect as otherwise required by law.

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